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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
OPTELECOM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 25, 2003

TO OUR STOCKHOLDERS:

        The Annual Meeting of Stockholders of Optelecom, Inc. (the "Company") will be held April 25, 2003 at 3:00 PM local time at the Company's new corporate headquarters located at 12920 Cloverleaf Center Drive, Germantown, Maryland 20874 or at any adjournment thereof, for the following purposes:

  1.
  to elect James Armstrong to be a director of the Company for a three-year term ending in 2006

  2.
  to approve a Directors Compensation Plan for the Board of Directors

  3.
  to transact such other business as may properly come before the meeting

        Only stockholders of record at the close of business on March 3, 2003 will be entitled to notice of, and to vote at, the meeting. A list of stockholders as of such record date can be inspected by any stockholder for any purpose germane to the meeting during the ten days preceding the meeting. Any such inspection must be made at the Company's offices during normal business hours.

By Order of the Board of Directors

Edmund D. Ludwig President and CEO

Germantown, Maryland
March 24, 2003

IMPORTANT—

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE WHICH WILL REQUIRE NO POSTAGE IF MAILED IN THE UNITED STATES.

OPTELECOM, INC.
12920 Cloverleaf Center Drive
Germantown, MD 20874
(Address of Principal Executive Office)

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 25, 2003

GENERAL

Solicitation of Proxies

        This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Optelecom, Inc. (the "Company") of proxies to be voted at an Annual Meeting of Stockholders. In addition to solicitation of proxies by use of the mails, proxies may be solicited by the officers and regular employees of the Company, without additional remuneration, by telephone, facsimile, telegraph, cable or personal interview. The Company will bear all costs of solicitation. The Company will also request brokerage houses, nominees, custodians, and fiduciaries to forward proxy material to the beneficial owners of shares held of record by them and reimburse their expenses.

        The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is March 25, 2003.

Time and Place of Meeting

        The Annual Meeting of Stockholders will be held at the Company's new corporate headquarters located at 12920 Cloverleaf Center Drive, Germantown, Maryland 20874 on April 25, 2003 at 3:00 PM local time.

Voting and Revocation of Proxies

        All shares of Common Stock, $0.03 par value (the "Common Stock") represented by effective proxies will be voted at the meeting or any adjournment thereof in accordance with the instructions indicated thereon. In the absence of instructions, shares represented by such proxies will be voted in favor of proposals 1 and 2. With respect to any other matter that may properly come before the meeting or any adjournment thereof, proxies will be voted at the discretion of the Board of Directors. The Board of Directors is not aware of any such other matters.

        The holders of 33 1/3% of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum. (See Securities Entitled to Vote and Record Date for the number of shares outstanding and entitled to vote). The Board of Directors reserves the right to adjourn the Annual Meeting of Stockholders if a quorum is not obtained by the date set for the meeting. At any subsequent reconvening of the meeting, the Board of Directors may cause the proxies solicited hereby to be voted in the same manner as they were voted or could have been voted at the original meeting, except that any proxies effectively revoked prior to the reconvening of the meeting shall not be voted.

        Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use either in person at the meeting or by sending written notice of such revocation (or a later-dated proxy) to the Company.

Securities Entitled to Vote and Record Date

        The Board of Directors has fixed the close of business on March 3, 2003 as the date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting. On that date the Company had 2,897,630 shares of Common Stock outstanding. Stockholders will be entitled to one vote on each proposal for each share held of record on such record date.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS, MANAGEMENT, AND DIRECTORS

        The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of March 3, 2003 by each director, nominee for director, and all directors, and officers as a group. The Company does not know of any person who owns beneficially more than 5% of the outstanding shares of the Company's Common Stock.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially(1)		Percent of Class
David R. Lipinski	16,500	(2)(3)	*
Edmund D. Ludwig	126,477	(2)(3)(4)	4.36%
Carl Rubbo, Jr.	23,000	(2)	*
James Armstrong	23,277	(2)(3)	*
All directors and Executive Officers as a group (4 persons)	189,254	(1)(2)(3)(4)	6.53%

*
Less than 1%

(1)
For purposes of this proxy statement "beneficial ownership" of a security exists when a person directly or indirectly has or shares "investment power", which includes the power to dispose or direct the disposition of such security, or "voting power", which includes the power to vote or direct the voting of such security.

(2)
Includes shares of Common Stock that were subject to options entitling the holder to acquire the shares subject thereto within 60 days of March 3, 2003. On that date Messrs. Ludwig, Armstrong, Lipinski and Rubbo held such options for the purchase of 7,500, 5,625, 15,500 and 21,000 shares respectively.

(3)
Includes shares of Common Stock that were subject to options entitling the holder to acquire the shares subject thereto within more than 60 days of March 3, 2003. On that date Messrs. Ludwig and Armstrong held such options for the purchase of 22,500 and 16,875 shares respectively.

(4)
Includes 23,693 shares which Mr. Ludwig owns jointly with his wife, Mrs. Roberta Ludwig.

ELECTION OF DIRECTORS

PROPOSAL 1—COMPANY PROPOSAL TO ELECT ONE DIRECTOR

        Directors are divided into three classes. One class of directors is elected each year to serve for a term of three years and until successors are duly qualified.

        Mr. James Armstrong's term as director will expire at the Annual Meeting of Stockholders. The Board has nominated Mr. Armstrong to serve on the Board for a three- year term to expire at the Annual Meeting of Stockholders in 2006 and until his successor is elected. Clyde A. Heintzelman., whose term as director will expire at the Annual Meeting of Stockholders, has decided not to stand for election for a new term as a director. The Board intends to form a search committee for new directors and to discuss the issue of electing a new chairman at a special meeting following the Annual Meeting of Shareholders.

        The nominee has indicated that he is willing and able to serve as a director if elected. If the nominee should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, at their discretion, for such other person or persons as may be designated as nominee(s) by the management of the Company.

Required Stockholder Vote

        The affirmative vote of the holders of a majority of the outstanding Common Stock represented at the meeting is required to elect directors.

  Your Board of Directors recommends a vote FOR this proposal.

        Set forth in the table below is certain information regarding the nominee and each person whose term of office will continue after the meeting.

Name, Age, Position with the Company, and Principal Occupation during Last 5 Years	Present Term Expires at Annual Meeting in	Year in Which Service as a Director Began
James Armstrong 46—Chief Financial Officer of the Company from September 25, 2002 to present; Controller of the Company from June 2001 to September 25, 2002; Director of Financial Planning and Analysis of Kinkos.com from August 1999 through January 2001; Chief Financial Officer of PC Data, Inc. from April 1998 through August 1999	2003	2001
David R. Lipinski, 51—Management Consultant; Vice President for Corporate Development of Stratos Lightwave from May 2000 to September 2002; Executive Director for Corporate Development of Methode Electronics, Inc. from April 1996 to May 2000	2004	2000
Edmund D. Ludwig, 62—President and CEO of the Company since December 11, 2001; Executive Vice President of Operations of the Company from October 2000 to December 11, 2001; Chief Executive Officer of the Company from May 2000 to October 2000; President and Chief Executive Officer of the Company from January 1991 to May 2000	2004	1980
Carl Rubbo, Jr., 42—Managing Member, BTO Towers Series 25, LLC from January 2002 to present; Vice President and CFO of Capital Programs Management, Inc. from August 1999 to January 2002; Vice President of Branch Banking & Trust Company and Senior Vice President of Franklin National Bank from May 1996 to August 1999; Senior Vice President of Chevy Chase Federal Savings Bank from 1994 to May 1996	2005	1999

PROPOSAL 2—APPROVAL OF 2003 DIRECTORS COMPENSATION PLAN

        The officers of the Company feel that, in order to attract talented individuals to serve as directors of the Company, which is viewed as a key component to the continued growth and success of the Company, it will be necessary to compensate the outside directors to a greater extent than at present. Currently, the outside Directors of the Company are compensated under the 2001 Directors Stock Option Plan which provides that each outside Director receives an option to purchase 1,000 shares of common stock of the Company at an exercise price equal to the market price on the day the option is granted for each Board Meeting attended in person and an option to purchase 500 shares of common stock on the same terms and conditions for each Board Meeting attended telephonically, which compensation is limited to 2,000 shares per calendar quarter. In order to address the issue of appropriate compensation for outside Directors, the inside members of the Board of Directors commissioned a third party consultant to prepare a report regarding the current compensation paid to outside directors by companies similar to the Company in order to determine the appropriate levels of compensation for its outside Directors. A copy of the report is attached hereto as Exhibit A.

        The Board of Directors, with the outside Directors abstaining, approved the compensation plan set forth below (the "2003 Directors Compensation Plan") and directed that the 2003 Directors

Compensation Plan be submitted to a vote of the stockholders at the Annual Meeting. If approved by the stockholders, the 2003 Directors Compensation Plan will become effective May 1, 2003.

2003 Directors Compensation Plan

        Each outside member of the Board of Directors will receive the sum of $1,000 for each meeting attended either in person or by telephone and stock options to purchase 1,000 shares of common stock for each meeting attended either in person or by telephone. Each member will receive $750 for each formal meeting of the Audit Committee and Compensation Committees of the Board attended either in person or by telephone. No additional compensation when a committee meeting is held the same day as a meeting of the board. The Chairman of the Board of Directors will receive a $4,000 quarterly retainer and the Chairmen of each of the Audit and Compensation Committees will receive a $2,500 quarterly retainer. 1,000 shares of restricted stock (non-transferable for a period of two (2) years) will be granted to all non-employee Directors on the date of the annual meeting at the closing price on the date of the annual meeting. This grant will be supplemented with a cash payment equal to the tax amount due on such grant. Each director will be reimbursed for all reasonable expenses incurred in attending meetings and tending to the Company's business. All shares of stock issued under the 2003 Directors Compensation Plan will be issued in accordance with the terms and conditions of the 2001 Directors Stock Option Plan. Each director will be required to hold 2,500 shares of stock within a year of his/her election to the Board. To facilitate this process, directors will be permitted to pay for their shares and the taxes involved with board and committee fees and retainers until they have accumulated the required number of shares.

Required Stockholder Vote

        The approval of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required to adopt this resolution.

  Your Board of Directors recommends a vote FOR this Proposal.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors held 5 meetings during 2002 and all directors attended at least 75% of such meetings. The Board currently has a Compensation Committee, an Audit Committee and a Nominating Committee which consists of all of the outside directors and is currently chaired by Clyde A. Heintzelman.

Compensation Committee

        The Compensation Committee met 5 times during 2002. Current members of the Compensation Committee are Clyde A. Heintzelman, Carl Rubbo, Jr., and David R. Lipinski, who is chairman. Mr. Heintzelman will no longer serve as a member after the date of the Annual Meeting. The functions of the Compensation Committee are to review executive compensation and make recommendations to the Board of Directors concerning compensation levels of officers. It also administers the Company's stock option and incentive compensation plans.

Compensation Committee Report on
Executive Compensation

To the Stockholders
Optelecom, Inc.

Compensation Philosophy

        Our executive compensation program is administered by the Compensation Committee of our Board of Directors. Our Compensation Committee is currently composed of three non-employee directors. The compensation committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under our Stock Option Plan. The objectives of the committee are to correlate executive compensation with our business objectives and performance, and to enable us to attract, retain and reward executive officers who contribute to our long-term success.

        Our compensation program is designed to attract, retain, inspire and reward executive officers who contribute to its overall success. The Committee adheres to the following philosophy regarding compensation of the Company's executive officers:

  •
  to provide competitive total pay opportunities in order to attract, retain, and motivate high quality executive talent critical to the Company's success;

  •
  to pay for performance through a compensation mix that emphasizes competitive cash incentives and merit-based salary increases and de-emphasizes entitlements and perquisites;

  •
  to create a mutuality of interest between executives and shareholders through a stock option program; and

  •
  to focus the executive's attention on overall corporate objectives as well as the executive's specific operational objectives.

        As the industry in which the Company operates can be extremely competitive, the compensation committee believes that the compensation programs for executive officers should be designed to retain and motivate talented executives responsible for the success of the Company, and should be determined within the competitive environment within which the Company is situated and based on the achievement of business objectives, individual contribution, and financial performance. The committee's goals are to provide a total compensation package that considers the compensation practices of companies with which the Company competes for executive officers, provides variable compensation that is linked to achievement of financial, division, and individual performance goals, and aligns the interests of the executive officers with those of the company by providing them with an equity stake in the Company. Compensation is designed to fall within the central tendency of the range of that paid to comparable executives in other similarly sized and like industry corporations.

Components of Executive Compensation

        The compensation program for the Company's executive officers consists of the following components:

  •
  base salary;

  •
  long-term stock option incentives; and

  •
  incentive bonus.

Base Salary

        The Compensation Committee reviewed and approved salaries for the Chief Executive Officer and the other persons named in the Summary Compensation Table during fiscal 2002. Base salaries were established by the Compensation Committee based upon competitive compensation data for similar public companies, an executive's job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor. The Compensation Committee based its determination of Mr. Ludwig's salary on both Mr. Ludwig's duties and responsibilities and the salaries paid to chief executive officers of peer companies of comparable size within the advanced technology industry.

Long-Term Stock Option Incentives

        The Compensation Committee provides the Company's executive officers with long-term incentive compensation through grants of options to purchase the Company's common stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of the Company's stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. It is the belief of the Compensation Committee that stock options directly motivate an executive to maximize long-term stockholder value. The philosophy of administering the long-term stock option incentive plan is to tie the number of stock options awarded to each employee in the plan to the performance of the Company and to the individual contribution of each employee in the plan. To carry out this philosophy, the Company establishes a target option award based upon each executive officer's position, responsibilities, and historical and expected future contributions to our company. The option awards are then determined by comparing actual Company performance with specific Company-based performance goals, as well as to individual performance goals, measured at the end of the fiscal year. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company.

Incentive Bonus

        The Compensation Committee reviewed and approved the Company's Management Bonus Plan for the Chief Executive Officer, the persons named in the Summary Compensation Table, and other management level employees. Our Chief Executive Officer's bonus is determined by the Compensation Committee, without participation by him. Bonus payments to our Executive Officers, other than our Chief Executive Officer, and other management personnel are determined by the Compensation Committee in consultation with our Chief Executive Officer. The goal of the incentive bonus plan is to tie a portion of the compensation of each employee in the plan to the performance of the Company, and to the individual contribution of each employee in the plan. To carry out this philosophy, the Company's bonus plan establishes a target bonus calculated as a percentage of the employee's base salary. The bonus amounts then are determined by specific Company-based performance goals, as well as to individual performance goals, measured at the end of the fiscal year. A significant portion of each executive officer's potential annual compensation is a performance-based bonus.

Special Tax Consideration—Section 162(m)

        The Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the Chief Executive Officer or any of our next four most highly compensated executive officers, unless compensation is performance-based. We have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

Salary

        The President's base salary for 2002 was $170,532.00, a bonus of $104,668 and a payout of one week's earned but unused vacation and, for one month, an automobile allowance of $500 per month. There was no additional compensation.

Audit Committee

        The Audit Committee met 4 times during 2002. Current members of the Committee are Clyde A. Heintzelman, David R. Lipinski and Carl Rubbo, Jr., who is chairman. Mr. Heintzelman will no longer serve as a member after the date of the Annual Meeting. All members of the Committee are non-employee directors and are independent. The Board of Directors has adopted a resolution which sets forth the following audit responsibilities of the Committee:

  1.
  Reviewing the annual financial report to stockholders and the Annual Report (Form 10-K) filed with the Securities and Exchange Commission;

  2.
  Reviewing the quarterly reporting process;

  3.
  Overseeing the monitoring of the Company's system of internal controls;

  4.
  Recommending annually to the Board of Directors the selection of the Company's independent auditors;

  5.
  Determining the independent auditors' qualifications including the firm's membership in the SEC practice section of the AICPA and compliance with that organization's requirements for peer review and independence;

  6.
  Reviewing annually the audit plans of the independent auditors;

  7.
  Meeting with the independent auditors at the completion of their annual examination to review their evaluation of the financial reporting and internal controls of the Company and any changes required in the originally planned audit program;

  8.
  Reviewing the reports on examinations by regulatory authorities;

  9.
  Monitoring the Company's policies and procedures for the review of expenses and perquisites of selected members of senior management;

  10.
  Performing any special reviews, investigations or oversight responsibilities required by the Board of Directors; and

  11.
  Reporting to the Board of Directors on the results of the activities of the Committee.

        The Audit Committee has:

  (a)
  reviewed and discussed the audited financial statements with management; and

  (b)
  discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU § 380); and

  (c)
  has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant's independence.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the 2002 fiscal year for filing with the Commission.

Accountants

        The Board of Directors has selected Ernst & Young LLP as independent public accountants for the Company for the year ending December 31, 2002. Ernst & Young LLP has served as independent public accountants for the Company since May 3, 2002. To the knowledge of the Company, at no time has Ernst & Young LLP had any direct or indirect financial interest in or any connection with the Company other than in connection with services rendered to the Company.

        The selection of Ernst & Young LLP was based on the recommendation of the Audit Committee, which is composed wholly of outside directors. The Audit Committee meets periodically with the Company's Chief Financial Officer and independent public accountants to review the scope and results of the audit function and the policies relating to audit scope and estimated fees for the coming year.

        The Company anticipates that a representative of Ernst & Young LLP will attend the Annual Meeting for the purpose of responding to appropriate questions from stockholders.

Independent Accountants' Fees

        Audit Fees.    The aggregate for professional services rendered by Ernst & Young in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2002 fiscal year was approximately $93,000.

        Financial Information Systems Design and Implementation Fees.    There were no professional services rendered by Ernst & Young or the predecessor auditors in the fiscal year 2002 relating to financial information systems design and implementation.

        All Other Fees.    The aggregate fees for all other services rendered by Ernst & Young and the predecessor auditors in the 2002 fiscal year was approximately $69,911 and can be sub-categorized as follows:

        Attestation Fees.    The aggregate fees for attestation services rendered by Ernst & Young and the predecessor auditors for matters such as consents related to SEC and other registration statements and consultation on accounting standards or transactions was approximately $6,710.

        Other Fees.    The aggregate fees for all other services, such as consultation related to tax planning and compliance rendered by Ernst & Young and the predecessor auditors in the 2002 fiscal year was approximately $63,201.

        The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

SUMMARY COMPENSATION TABLE

        The following table shows a three-year history of the compensation of the Company's President and a one-year history of the compensation of the Company's Chief Financial Officer, who were the only executive officers of the Company (the "Named Executives") serving as such as of the end of 2002 whose total salary and bonus for the year ended December 31, 2002 was in excess of $100,000 for services rendered in all capacities for such year.

		Annual Compensation			Long-term Compensation
Name and Principal Position	Year	Salary	Bonus(4)	Other Annual Compensation(5)	Securities Underlying Options(#)	All Other Compensation
Edmund Ludwig, President and CEO	2002	$170,532	$104,668	$3,721	-0-	-0-
Edmund Ludwig(1)	2001	$167,500	$7,460	-0-	-0-	-0-
Edmund Ludwig(2)	2000	$158,807	-0-	-0-	-0-	-0-

James Armstrong(3)	2002	$114,034	$44,063	-0-	-0-	-0-

(1)
Mr. Ludwig was Executive Vice President of Operations from January 1, 2001 to December 13, 2001 and President and CEO from December 11, 2001 through December 31, 2001.

(2)
Mr. Ludwig was President and CEO from January 1, 2000 to May 23, 2000, CEO from May 23, 2000 to October 23, 2000, and Executive Vice President of Operations from October 23, 2000 to December 31, 2000.

(3)
Mr. Armstrong was CFO of the Company from September 25, 2002 to December 31, 2002.

(4)
Bonus paid for the prior fiscal year-end results.

(5)
Includes a payout of one week's earned but unused vacation and an automobile allowance of $500 per month for one month.

AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

        The following table shows information regarding the stock options exercised by the Company's Named Executive during 2002 and the number and value of unexercised stock options at December 31, 2002. The value of unexercised stock options is based on the closing price of $4.64 per share of Common Stock on December 31, 2002, the last trading day of 2002.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2002(#)
					Value of Unexercised In-the-Money Options at December 31, 2002($)
Name	Shares Acquired on Exercise(#)	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
James Armstrong	0	$0	2,500	7,500	$7,850	$23,550

Employment Contracts

        Mr. Edmund D. Ludwig and James Armstrong are both compensated pursuant to employment agreements which may be terminated by either party upon thirty (30) days written notice. Mr. Ludwig was elected President and CEO on December 11, 2001 and was Executive Vice President of Operations prior to his election. Mr. Armstrong was appointed CFO on September 25, 2002.

MISCELLANEOUS

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own ten percent or more of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASD. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 4 were required, the Company believes that during 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent stockholders were complied with.

Nominations, Other Business and Deadline for Stockholder Proposals

        Under an amendment to the Company's By-Laws adopted in February 1998, nominations for director may be made only by the Board or a Board committee or by a stockholder entitled to vote in accordance with the following procedures. A stockholder may nominate a candidate for election as a director at an Annual Meeting of stockholders only by delivering notice to the Company not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting, except that if the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the tenth day following the earlier of the date the Company's notice of the meeting is first given or announced publicly. With respect to a Special Meeting called to elect directors because the election of directors is not held on the date fixed for the Annual Meeting, a stockholder must deliver notice not later than the tenth day following the earlier of the date that the Company's notice of the meeting is first given or announced publicly. Any stockholder delivering notice of nomination must include certain information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

        The By-Laws also provide that no business may be brought before an Annual Meeting except as specified in the notice of the meeting (which includes stockholder proposals that the Company is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote in accordance with the following procedures. A stockholder may bring business before an Annual Meeting only by delivering notice to the Company within the time limits described above for delivering notice of a nomination for the election of a director at an Annual Meeting. Such notice must include a description of and the reasons for bringing the proposed business before the meeting, any material interest of the stockholder in such business and certain other information about the stockholder. These requirements are separate and apart from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement under SEC Rule 14a-8.

        A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Secretary of the Company.

EXHIBIT A

Recommendation for the Compensation
of the Board of Directors
of
OPTELECOM

February 2003

This report is confidential and intended solely for the
information of Optelecom's Board of Directors

Prepared by:
François L. Quinson
21809 Glendalough Road
Gaithersburg MD 20882-4865

I. INTRODUCTION

        Mr. David R. Lipinski, Chairman of the Compensation Committee of the Board of Directors of Optelecom asked your consultant to review the compensation of the Company's non-employee Directors. Your consultant interviewed Messrs. Lipinski, Clyde Heintzelman and Carl Rubbo to gain an understanding of their perceptions of any unique aspects of the Board of Directors of Optelecom, as well as their own personal views on how the directors of Optelecom might be compensated.

        Your consultant also interviewed Messrs. Edmund Ludwig, President and Chief Executive Officer and James Armstrong, Chief Financial Officer, for the same purpose.

        All noted that the Board is more involved in the operations of Optelecom than is typically the case for Boards of Directors. The board held 8 meetings in 2001 and 5 in 2002. The Audit Committee held 4 meetings in 2001 and 4 in 2002, the Compensation Committee held 2 meetings in 2001 and 5 in 2002. The Company's CEO, Mr. Edmund D. Ludwig, freely seeks the advice and counsel of the directors, individually and together outside of regular Board of Directors and Committee meetings. The company is small and the Board of Directors, in addition to its statutory role, is called upon by Mr. Ludwig, in many ways, to be the Company's Executive/Management committee on operational issues. Mr. Heintzelman was Chief Executive Officer of Optelecom from June to December 2001 and still devotes a week a month to Company business. Mr. Lipinski devotes anywhere between 8 and 24hours/month to Optelecom's business and Mr. Rubbo 24 hours/month.

        The current compensation of each of Optelecom's non-employee Director who attends a Board meeting in person is an option to purchase 1,000 shares of Common Stock, valued at the Fair Market Value of the Common Stock on the date of such Board meeting and 500 stock options for each meeting, attended via telephone, for a total of up to 2,000 stock options per calendar quarter. There is no provision for an annual retainer or for compensation for committee meetings which are not held in conjunction with Board meetings.

II. COMPENSATION OF BOARDS OF DIRECTORS

        All across the United States, directors are called to account—as never before—to proactively oversee the corporate performance of the companies on whose board they serve. The ongoing focus on Board and committee governance has improved the effectiveness and accountability, while the attractiveness of Board service has continued to decline. Shareholder activists have long held that equity compensation for outside directors is one of the most powerful methods for aligning the interests of directors with those of shareholders. This is certainly a factor in the increase in stock compensation for outside directors as the most significant element in director compensation in the last several years. The latest Director Compensation survey conducted by Pearl Meyer (for 2001) finds that the stock portion of Board pay has grown 225% over the past five years. The number of companies requiring that at least part of their directors' retainer be stock or stock options continues to grow.

        Data on companies of Optelecom's size is difficult to come by without conducting a special survey. Messrs. Heintzelman and Lipinski provided your consultant with some such surveys they had conducted. They are attached as Appendices A and B. In addition your consultant surveyed 21 high technology companies with sales between $10 and $45 Million in Virginia and Maryland.

        One of the 21 companies, Sutron, has an inside board and is not included in the following statistics.

        The directors of the remaining 20 companies participated in an average of 6.5 board meetings/year.

        The average annual cash compensation for the remaining 20 companies is $9,100 (annual fee + fee for board meeting, but without fee for committee meetings).

        The average annual cash compensation, calculated on the same basis, for the 13 companies(1) which pay cash compensation to their directors is $14,000.

(1)  Ace Comm, Bioqual, CSI Computer Specialists, Integral Systems, SafeNet, Analex, Convera, Cysive, Fast Comm, Halifax, Intelidata, Online Resources, Sensytech

        Nine companies(2) pay their directors cash for attending board meetings, with an average fee of $1,062.50/meeting for eight of those nine. Convera which pays $4,000/meeting is excluded from this average. Of the nine, only Convera and SafeNet do not pay an annual retainer in addition to the board meeting fee.

(2)  Bioqual, Safenet, Analex, Convera, Cysive, Fast Comm, Halifax, Intelidata and Sensytech

        Only three(3) of the 20 companies do not offer stock options to their directors. Nine(4) companies have a fixed number of stock options as an element of the directors' annual compensation. Five(5) provide stock options upon election to the board. Two(6) provide stock options to chair a committee.

(3)  Acrodyne, FastComm and SensyTech.

(4)  Ace Comm, CSI Computer Specialists, InforMax, Integral Systems, Opnet Technologies, Cyber Cash, Infodata, Intelidata and Online Resources.

(5)  Convera, Cyber Cash, Cysive, Halifax and Netplex.

(6)  Ace Comm and Online Resources

III. SUMMARY OF FINDINGS AND RECOMMENDATIONS

Findings

        Optelecom's lack of cash fees for its outside directors places it in the minority. Only 7 out of the 20 high technology companies in the survey do not pay cash fees.

        Optelecom however is in the majority in offering stock options to its directors. 17 out of the 20 high technology companies in the survey do. Optelecom is unique vis-à-vis the surveyed high technology companies in paying its directors with stock options for board meetings.

        Chairmen of the Board who devote a considerable portion of their time to their Company are typically employees of the Company. There is nothing, however, to preclude a Chairman, such as Mr. Heintzelman, to be placed on a retainer commensurate with his involvement in Optelecom's affairs. The same applies to Messrs. Lipinski and Rubbo, as Chairmen of the Compensation and Audit Committees respectively who, as noted in the introduction, devote a significant amount of time to Optelecom business over and above board and committee meetings. The three outside directors serve on all committees of the board.

Recommendations

        With this background in mind, it seems reasonable to recommend that the non-employee directors of Optelecom be compensated with:

  •
  a cash combination of annual retainer + board attendance fee equal to the average annual cash compensation of the 13 companies in the Maryland-Virginia high technology companies survey which pay cash compensation to their directors, and

  •
  stock options

        It also seems reasonable to recommend that non-employee directors, who represent the stockholders, be themselves stockholders.

        The specific recommendations are as follows:

Board of Directors meetings:

  •
  $1,000 for each meeting attended either in person or by telephone.

  •
  1,000 stock options for each meeting attended either in person or by telephone

Committee meetings:

  •
  $750 for each formal meeting of the Audit Committee and of the Compensation Committee of the board attended either in person or by telephone.

  •
  No additional compensation when a committee meeting is held in conjunction with a meeting of the board.

Annual retainers:

  •
  $6,000 quarterly retainer for the Chairman of the Board(7)

(7)  This translates into a minimum total annual cash compensation of $28,000 (4 board meetings @ $1,000 + 4 quarterly retainers @ $6,000). This is $14,000 higher than the average annual cash compensation of the 13 companies in the Maryland-Virginia high technology companies survey which pay cash compensation to their directors, in order to recognize the considerable portion of his time that Mr. Heintzelman devotes to Optelecom business.

  •
  $2,500 quarterly retainer for the Chairmen of the Audit and Compensation Committees.(8)

(8)  This translates into a minimum total annual cash compensation of $14,000 (4 board meetings @ $1,000 + 4 quarterly retainers @ $2,500). As noted above this is equal to the average annual cash compensation of the 13 companies in the Maryland-Virginia high technology companies survey which pay cash compensation to their directors.

Long term incentive:

    1,000 shares of restricted stock will be granted to all non-employee directors at the closing price of the date of the annual meeting. This grant will be supplemented with a cash payment equal to the tax amount due on such grant.

Expense reimbursement:

    Each director will be reimbursed for all reasonable expenses incurred in attending meetings and tending Optelecom business.

Stock holding requirements:

    As noted at the beginning of this report shareholder activists have long held that equity compensation for outside directors is one of the most powerful methods for aligning the interests of directors with those of shareholders. This has always been a component of the compensation of Optelecom's outside directors and will be strongly reinforced by requiring directors to hold a number of Company shares, at least 1/10th of 1%. Optelecom has approximately 2,500,000 authorized shares. Each director, therefore, should be required to hold 2,500 shares of stock within a year of his election to the board. To facilitate this process, directors can pay for their shares and the taxes involved with board and committee fees and retainers until they have accumulated the required number of shares.

/ Please Detach and Mail in the Envelope Provided /

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OPTELECOM, INC.
BOARD OF DIRECTORS
PROXY FOR
ANNUAL MEETING

        The undersigned hereby appoints Edmund D. Ludwig and David R. Lipinski or either of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in Optelecom, Inc.

/ Please Detach and Mail in the Envelope Provided /

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☒	Please mark your votes as indicated in this example
	FOR	WITHHOLD AUTHORITY			FOR	ABSTAIN	AGAINST
	☐	☐	2.	To approve the Optelecom, Inc. 2003 Directors Compensation Plan (the Board recommends a vote FOR)	☐	☐	☐
1.	To elect the nominee as a director of the Company. Nominees for a three-year term ending in 2006: James Armstrong (the Board recommends a vote FOR)		3.	To transact such other business as may properly come before the meeting.	☐	☐	☐

			In the absence of instructions, shares represented by this proxy will be voted in favor of all proposals.
			Receipt of the notice of the meeting, the proxy statement and the annual report of the company for the year ended December 31, 2002 is hereby acknowledged.
			PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

			YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE THIS PROXY AT ANY TIME, AND THE GIVING OF IT WILL NOT AFFECT YOUR RIGHT TO ATTEND THE MEETING AND VOTE IN PERSON.
L.S.	L.S.	Dated	, 2003

NOTE:	Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 25, 2003
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held April 25, 2003
SECURITY OWNERSHIP OF BENEFICIAL OWNERS, MANAGEMENT, AND DIRECTORS
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES
MISCELLANEOUS
EXHIBIT A Recommendation for the Compensation of the Board of Directors of OPTELECOM